UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2019

SYNLOGIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37566	26-1824804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Binney St., Suite 402 Cambridge, MA		02142
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 401-9975

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SYBX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement of Securities

On June 11, 2019, Synlogic, Inc. (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with Ginkgo Bioworks, Inc. (“Ginkgo”), providing for the issuance and sale by the Company to Ginkgo of an aggregate of (i) 6,340,771 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price per Share of $9.00, and (ii) pre-funded warrants to purchase an aggregate of 2,548,117 shares of Common Stock (the “Pre-Funded Warrants”) at an exercise price of $9.00 per Share (the “Offering”), with $8.99 of such exercise price paid at the closing of the Offering. The gross proceeds to the Company will be approximately $80 million. The closing of the Offering took place on June 11, 2019.

The Company intends to use the proceeds of the Offering to progress and expand its pipeline, including initiating four new programs in the first six months following the closing of the Offering and five new programs in the next 12 months following the closing of the Offering.

The Pre-Funded Warrants are exercisable for one share of Common Stock at an exercise price of $0.01 per Pre-Funded Warrant, subject to adjustment for stock splits, reverse splits, and similar capital transactions as described in the Pre-Funded Warrants. The Pre-Funded Warrants may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

Pursuant to the Subscription Agreement, the Company is obligated, among other things, to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) within 60 days following the closing of the Offering and for purposes of registering the Shares and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants for resale by Ginkgo, and use its commercially reasonable efforts to have the registration statement declared effective as soon as practicable after filing, and in any event no later than 30 days after filing such registration statement with the SEC, or in the event the SEC reviews and has written comments to the registration statement, within 90 days following the receipt of such written comments. The Subscription Agreement contains customary terms and conditions for a transaction of this type, including certain customary cash penalties on the Company for its failure to satisfy specified filing and effectiveness time periods.

In addition, pursuant to the Subscription Agreement, Ginkgo agreed that for a period of 180 days after the date of the Subscription Agreement, it will not, without the prior written consent of the Company, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Shares of Pre-Funded Warrants, (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Shares or Pre-Funded Warrants, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Shares or Pre-Funded Warrants, in cash or otherwise or (iii) publicly announce an intention to effect any such swap, agreement or other transaction described in clauses (i) and (ii).

Ginkgo also agreed, pursuant to the terms of the Subscription Agreement, to a customary standstill provision for a period of 180 days from the date of the Subscription Agreement, prohibiting Ginkgo, either alone or together with any other person, from taking certain actions with respect to the Company, including, among other things, initiating or supporting any proposal or indication of interest for, or offer with respect to any transaction involving the acquisition of greater than 50% of the voting securities or all or substantially all of the Company’s assets, seeking to change or control the management or Board of Directors of the Company, soliciting proxies or publicly seeking election of or publicly seeking to place a director on the Board, or publicly seeking the removal of any director of the Company.

The Shares, the Pre-Funded Warrants and the shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants (the “Warrant Shares”) are being offered and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder and similar exemptions under applicable state laws in reliance on the following facts: no general solicitation was used in offer or sale of such securities; the recipient of the securities had adequate access to information about the Company, through pre-existing relationships or otherwise; and such securities were issued as restricted securities with restricted legends referring to the Securities Act. No such securities may be offered or sold in the United States in the absence of an effective registration statement or exemption from applicable registration requirements.

The foregoing descriptions of the Pre-Funded Warrants and the Subscription Agreement do not purport to be complete and are qualified in their entirety by reference to the copy of each of the Form of Pre-Funded Warrant and the Form of Subscription Agreement, which are attached hereto as Exhibits 4.1, and 10.1, respectively, and which are incorporated herein by reference.

The representations, warranties and covenants contained in the Subscription Agreement were made solely for the benefit of the parties to the Subscription Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Subscription Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Subscription Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Foundry Terms of Service Agreement

Also on June 11, 2019, Synlogic Operating Company, Inc., a wholly-owned subsidiary of the Company (“OpCo”) entered into a Foundry Terms of Service Agreement (the “TSA”) with Ginkgo for the research and development of engineered microbial therapeutic products and related services. Under the TSA, OpCo made a prepayment to Ginkgo in the amount of $30,000,000 for services to be provided by Ginkgo over a five-year term, which may be extended for up to three (3) additional years, subject to the satisfaction of specified conditions. Upon the expiration of such initial term and, if applicable, such additional period, any portion of OpCo’s prepayment that has not been used to purchase services from Ginkgo will be retained by Ginkgo.

Under the TSA, the parties will enter into mutually agreed individual technical development plans (each, a “TDP”) focused on the development of an engineered microbial strain (which, upon identification and final selection by OpCo, will become the “Collaboration Strain” under such TDP). Each TDP will include a mutually agreed scope of work and budget for the services to be provided by Ginkgo under such TDP, with activities under the TDP to be overseen by a joint steering committee. Ginkgo is obligated not to unreasonably decline to approve TDPs requested by OpCo, to use commercially reasonable efforts to make Ginkgo resources and capacity available for the performance of TDPs requested by OpCo and to use commercially reasonable efforts to perform its services in accordance with each applicable TDP. The pricing for the services provided by Ginkgo will be determined using a cost-based accounting methodology employed by Ginkgo generally across its foundry services business plus a specified margin.

Under the TSA, Ginkgo grants to OpCo, under Ginkgo’s rights in intellectual property arising from the services (“Foreground IP”) (a) a license to exploit products comprising each Collaboration Strain (each, a “Company Product”) in the field of human and veterinary diagnostics and therapeutics (the “Licensed Field”), which license is exclusive or non-exclusive, depending on the specified Foreground IP and (b) a non-exclusive license for all other uses in the Licensed Field.

Under the TSA, OpCo grants to Ginkgo, under OpCo’s rights in certain Foreground IP (a) a non-exclusive license for uses in the Licensed Field, subject to OpCo’s exclusive rights in the Licensed Field, and (b) an exclusive license for uses outside the Licensed Field. Certain specified treatment, dosage and formulation intellectual property in the Foreground IP will be owned solely by OpCo and is not subject to the licenses granted to Ginkgo.

Ginkgo will have the right to terminate the TSA if a specified insolvency event affecting OpCo occurs or if OpCo undergoes a change of control in a transaction with a specified Ginkgo competitor. In such termination scenarios OpCo will lose any remaining unused portion of its prepaid services credit.

OpCo will have the right to terminate the TSA or any TDP for convenience upon prior written notice. If OpCo terminates the TSA for convenience, OpCo will lose any remaining unused portion of its prepaid services credit.

OpCo will have the right to terminate the TSA for a specified insolvency event affecting Ginkgo or if Ginkgo undergoes a change of control in a transaction with a competitor of OpCo. In such termination scenarios, OpCo will be entitled to a refund from Ginkgo of any unused portion of OpCo’s prepaid services credit.

OpCo will have a one-time right to terminate the TSA at the end of the first three years of the term if certain specified criteria for those three years are not met. If OpCo exercises such right to terminate, OpCo will be entitled to a refund from Ginkgo of any unused portion of its prepaid services credit, up to a maximum refund of $10,000,000.

The foregoing description of the material terms of the Foundry TSA does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the Foundry TSA, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2019 and is incorporated by reference herein. Portions of the Foundry TSA may be subject to a FOIA Confidential Treatment Request to the SEC pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 3.02 Unregistered Sale of Equity Securities

The information under Item 1.01 of this Current Report on Form 8-K regarding the Shares, the Pre-Funded Warrants and the Warrant Shares is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

In addition, on June 12, 2019, the Company updated its investor presentation (the “Investor Presentation”), which the Company expects to use in connection with general corporate presentations and will be made available on the Company’s website or distributed by the Company in hardcopy or electronic form.

A copy of the Company’s updated Investor Presentation is attached as Exhibit 99.1 to this Current Report on Form 8-K. The Investor Presentation is current as of June 12, 2019, and the Company disclaims any obligation to update the Investor Presentation after such date.

On June 12, 2019, the Company issued a press release announcing the Offering and the Foundry Terms of Service Agreement, a copy of which is attached hereto as Exhibit 99.2 and is incorporated by reference into this Item 7.01 of this Current Report on Form 8-K.

In accordance with General Instruction B.2 on Form 8-K, the information set forth in this Item 7.01 and the Investor Presentation and press release attached to this report as Exhibit 99.1 and Exhibit 99.2 are “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Pre-Funded Warrant

10.1	Subscription Agreement, dated as of June 11, 2019, by and between Synlogic, Inc. and Ginkgo Bioworks, Inc.

99.1	Investor Presentation of Synlogic, Inc., dated June 12, 2019.

99.2	Press Release of Synlogic, Inc. dated June 12, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNLOGIC, INC.

Date: June 12, 2019	By:	/s/ Todd Shegog
	Name:	Todd Shegog
	Title:	Chief Financial Officer